FORM OF

EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (the “Agreement”) is made as of the 31st day of August 2017, by and between Rennova Health, Inc., a Delaware corporation (the “Company”), and the investor signatory hereto (the “Investor”).

WHEREAS, on July 16, 2017, pursuant to that certain Securities Purchase Agreement, by and among the Company and the investors signatory thereto, dated as of July 16, 2017 (the “Purchase Agreement”), the Company issued to the Investor (i) an unregistered Original Issue Discount Debenture with an aggregate principal amount equal to $______ (the “July Debenture”) (ii) an unregistered Original Issue Discount Debenture with an aggregate principal amount equal to $________, in exchange for an unregistered Original Issue Discount Debenture with an aggregate principal amount equal to $________ originally issued on June 22, 2017 (the “June I Debenture”) and (iii) an unregistered Original Issue Discount Debenture with an aggregate principal amount equal to $________, in exchange for an unregistered Original Issue Discount Debenture with an aggregate principal amount equal to $________ originally issued on June 2, 2017 (the “June II Debenture” and collectively with the July Debenture and the June I Debenture, the “Bridge Debentures”, the “Existing Securities” or “Securities”);

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and in reliance on Section 3(a)(9) of the Securities Act, the Company desires to exchange with the Investor, and the Investor desires to exchange with the Company, the Existing Securities for Senior Secured Original Issue Discount Convertible Debentures (“Debentures”) and Common Stock Purchase Warrants (“Warrant”, and together with the Debenture, the “Exchange Securities”); and

WHEREAS, the Company and the Investor acknowledge that the issuance of certain shares of Common Stock underlying the Exchange Securities is subject to the approval of the stockholders of the Company pursuant to the limitations imposed by the Nasdaq Stock Market,

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises and the mutual agreements, representations and warranties, provisions and covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Exchange. On the Closing Date (as defined below), subject to the terms and conditions of this Agreement, the Investor shall, and the Company shall, pursuant to Section 3(a)(9) of the Securities Act, exchange the Existing Securities for the Exchange Securities. For each $0.80 of principal amount of Bridge Debenture surrendered to the Company, the Company shall issue to the Investor a Debenture with a principal amount of $1.24, along with three series of Warrants. Debentures and Warrants will be in the form of the Senior Secured Original Issue Discount Convertible Debentures and Common Stock Purchase Warrants issued pursuant to that certain Securities Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”). The Series A Warrant shall have a term of exercise of 5 years and be exercisable into a number of shares of Common Stock equal to 100% of the number of shares underlying the Debenture. The Series B Warrant shall have a term of exercise of 18 months and be exercisable into a number of shares of Common Stock equal to 100% of the number of shares underlying the Debenture. The Series C Warrant shall have a term of exercise of 5 years and be exercisable into a number of shares of Common Stock equal to 100% of the number of shares underlying the Debenture; provided that such Series C Warrant shall vest ratably upon exercise of the Series B Warrant. Subject to the conditions set forth below, the Exchange shall take place at the offices of Ellenoff Grossman & Schole LLP, on the third Trading Day (as defined below) after the date hereof, or at such other time and place as the Company and the Investor mutually agree (the “Closing” and the “Closing Date”). At the Closing, the following transactions shall occur (such transactions in this Section 1, the “Exchange”):

1.1 On the Closing Date, in exchange for the Existing Securities, the Company shall deliver the Exchange Securities to the Investor or its designee in accordance with the Investor’s delivery instructions set forth on the Investor signature page hereto. Upon receipt of the Exchange Securities in accordance with this Section 1.1, all of the Investor’s rights under the Existing Securities shall be extinguished. The Investor shall tender to the Company the Existing Securities within three Trading Days (as defined below) of the Closing Date.

1.2 On the Closing Date, the Investor shall be deemed for all corporate purposes to have become the holder of record of the Exchange Securities, irrespective of the date such Exchange Securities are delivered to the Investor in accordance herewith. As used herein, “Trading Day” means any day on which the Common Stock is traded on the NASDAQ Capital Market, or, if the NASDAQ Capital Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded.

1.3 The Company and the Investor shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange.

1.4 The Company shall hold a special meeting of shareholders (which may also be at the annual meeting of shareholders) at the earliest practical date, but in no event later than 60 days following the Closing Date (90 days in the event of a review of the proxy statement), for the purpose of obtaining Shareholder Approval (as defined below), with the recommendation of the Company’s Board of Directors that such proposal be approved, and the Company shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. The Company shall use best efforts to obtain Shareholder Approval. If the Company does not obtain Shareholder Approval at the first meeting, the Company shall call a meeting every four months thereafter to seek Shareholder Approval until the earlier of the date on which Shareholder Approval is obtained or the Debentures are no longer outstanding. “Shareholder Approval” means such approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) from the shareholders of the Company with respect to the transactions contemplated by the Transaction Documents, including the issuance of all of the shares of Common Stock underlying the Debentures and Warrants issued hereunder in excess of 19.99% of the issued and outstanding Common Stock on the Closing Date. The Company shall file the preliminary proxy for Shareholder Approval within 15 days of the Closing Date.

2. Closing Conditions.

2.1 Conditions to Investor’s Obligations. The obligation of the Investor to consummate the Exchange is subject to the fulfillment, to the Investor’s reasonable satisfaction, prior to or at the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the date hereof and on and as of the Closing Date as if made on and as of such date.

(b) Issuance of Securities. At the Closing, the Company shall issue the Exchange Securities on the books and records of the Company as follows:

(i) a Debenture with a principal amount equal to 1.55 times (which is based off of the exchange rate of $0.80 to $1.24) the Investor’s principal amount of June I Debenture, registered in the name of such Investor with monthly amortizations commencing on the earlier of (1) 90 days following the Closing Date and (2) the effective date of the registration statement registering for resale the shares underlying such Debenture;

(ii) a Debenture with a principal amount equal to 1.55 times (which is based off of the exchange rate of $0.80 to $1.24) the Investor’s principal amount of June II Debenture, registered in the name of such Investor with monthly amortizations commencing on the earlier of (1) 90 days following the Closing Date and (2) the effective date of the registration statement registering for resale the shares underlying such Debenture;

(iii) a Debenture with a principal amount equal to 1.55 times (which is based off of the exchange rate of $0.80 to $1.24) the Investor’s principal amount of July Debenture, registered in the name of such Investor with monthly amortizations commencing on the earlier of (1) 90 days following the Closing Date and (2) the effective date of the registration statement registering for resale the shares underlying such Debenture;

(iv) a Series A Warrant registered in the name of such Investor to purchase up to a number of shares of Common Stock equal to 100% of such Investor’s aggregate principal amount of Debentures as set forth on the signature pages hereto divided by $0.26, with an exercise price equal to $0.26 subject to adjustment therein;

(v) a Series B Warrant registered in the name of such Investor to purchase up to a number of shares of Common Stock equal to 100% of such Investor’s aggregate principal amount of Debentures as set forth on the signature pages hereto divided by $0.26, with an exercise price equal to $0.26, subject to adjustment therein;

(vi) a Series C Warrant registered in the name of such Investor to purchase up to a number of shares of Common Stock equal to 100% of such Investor’s aggregate principal amount of Debentures as set forth on the signature pages hereto divided by $0.26, with an exercise price equal to $0.26, subject to adjustment therein;

(c) No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(d) Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Investor, and the Investor shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

(e) Registration Rights Agreement. The Company and the Investor shall have entered into a registration rights agreement in form and substance satisfactory to the Investor.

(f) Listing of Exchange Securities. The Company shall have secured the listing or designation for quotation (as applicable) of all of the shares of Common Stock underlying the Debentures, upon each national securities exchange and automated quotation system, if any, upon which the shares underlying the Debentures are then listed or designated for quotation (as applicable).

(g) Security Agreement, Subsidiary Guarantee and UCC Filings. The Company acknowledges that the Investor shall be a party to that certain Security Agreement, dated as of March 20, 2017, by and among the Company, its Subsidiaries and the holders signatory thereto, along with subsidiary guarantees from each subsidiary of the Company, a pledge along with pledge securities from each subsidiary and all UCC-1 filings, all in form and substance satisfactory to the Investor.

(h) Voting Agreements. The Company shall have provided voting agreements of all officers and directors of the Company to vote in favor of the Shareholder Approval.

(i) Opinion. An opinion of Company counsel in form and substance reasonably satisfactory to the Investor.

(j) TCA Consent. The Company shall have obtained written consent from TCA Global Credit Master Fund, LP, which shall include the consent to have the Debentures be included in that certain Intercreditor Agreement, dated as of March 20, 2017, as part of the Sabby Management Loan (as defined in the Intercreditor Agreement), in the form and substance reasonably satisfactory to the Holder (the “TCA Consent”).

(k) Other Consents. The Company shall have obtained all required consents, as set forth on Schedule 3.6.

(l) Subordination Agreement. The Company shall have delivered duly executed subordination agreements from the subordinated creditors of the Company, dated on or about the date hereof, in form and substance acceptable to the Investor.

2.2 Conditions to the Company’s Obligations. The obligation of the Company to consummate the Exchange is subject to the fulfillment, to the Company’s reasonable satisfaction, prior to or at the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Investor contained in this Agreement shall be true and correct in all material respects on the date hereof and on and as of the Closing Date as if made on and as of such date.

(b) No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(c) Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Company and the Company shall have received all such counterpart originals or certified or other copies of such documents as the Company may reasonably request.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to Investor that:

3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

3.2 Authorization. Other than the Shareholder Approval, all corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Company hereunder, and the authorization (or reservation for issuance of), the Exchange, and the issuance of the Exchange Securities and the shares of Common Stock issuable upon conversion or exercise of the Exchange Securities have been taken on or prior to the date hereof.

3.3 Valid Issuance of the Securities. The Debentures, Warrants and shares of Common Stock issuable upon conversion or exercise thereof, as applicable, when issued and delivered in accordance with the terms of this Agreement, for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable.

3.4 Offering. Subject to the truth and accuracy of the Investor’s representations set forth in Section 5 of this Agreement, the offer and issuance of the Securities as contemplated by this Agreement are exempt from the registration requirements of the Securities Act. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

3.5 Compliance With Laws. The Company has not violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a material adverse effect on its business, and the Company has not received written notice of any such violation.

3.6 Consents; Waivers. Other than the Shareholder Approval, the TCA Consent, and as set forth on Schedule 3.6 attached hereto, no consent, waiver, approval or authority of any nature, or other formal action, by any Person, not already obtained, is required in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions provided for herein and therein.

3.7 Acknowledgment Regarding Investor’s Purchase of Securities. The Company acknowledges and agrees that the Investor is acting solely in the capacity of arm’s length Investor with respect to this Agreement and the other documents entered into in connection herewith (collectively, the “Transaction Documents”) and the transactions contemplated hereby and thereby and that the Investor is not (i) an officer or director of the Company, (ii) an “affiliate” of the Company (as defined in Rule 144 promulgated under the Securities Act), or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended). The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor’s acceptance of the Exchange Securities. The Company further represents to the Investor that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

3.8 Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Securities or any of the Company’s officers or directors in their capacities as such.

3.9 No Group. The Company acknowledges that, to the Company’s knowledge, the Investor is acting independently in connection with this Agreement and the transactions contemplated hereby, and is not acting as part of a “group” as such term is defined under Section 13(d) of the Securities Act and the rules and regulations promulgated thereunder.

3.10 Validity; Enforcement; No Conflicts. This Agreement and each Transaction Document to which the Company is a party have been duly and validly authorized, executed and delivered on behalf of the Company and shall constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Company of this Agreement and each Transaction Document to which the Company is a party and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or by which it is bound, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to the Company, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder.

3.11 Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in the Exchange Securities.

3.12 Bring-Down of Representations and Warranties. All representations and warranties made by the Company to the Holder in any prior agreements pursuant to which the Exchange Securities were originally issued are accurate and complete in all material respects as of the date hereof, unless as of a specific date therein in which case they shall be accurate as of such date (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect (as defined in such agreements), in all respects).

3.13 No Commission Paid. Neither the Company nor any of its Affiliates nor any person acting on behalf of or for the benefit of any of the foregoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) of the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder) for soliciting the Exchange.

4. Representations and Warranties of the Investor. The Investor hereby represents, warrants and covenants that:

4.1 Authorization. The Investor has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

4.2 Accredited Investor Status; Investment Experience. The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. The Investor can bear the economic risk of its investment in the Securities, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Securities.

4.3 Reliance on Exemptions. The Investor understands that the Securities are being offered and issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

4.4 Information. The Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and issuance of the Securities which have been requested by the Investor. The Investor has had the opportunity to review the Company’s filings with the Securities and Exchange Commission. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained herein. The Investor understands that its investment in the Securities involves a high degree of risk. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. The Investor is relying solely on its own accounting, legal and tax advisors, and not on any statements of the Company or any of its agents or representatives, for such accounting, legal and tax advice with respect to its acquisition of the Securities and the transactions contemplated by this Agreement.

4.5 No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

4.6 Validity; Enforcement; No Conflicts. This Agreement and each Transaction Document to which the Investor is a party have been duly and validly authorized, executed and delivered on behalf of the Investor and shall constitute the legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Investor of this Agreement and each Transaction Document to which the Investor is a party and the consummation by the Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to the Investor, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder.

4.7 Ownership of Bridge Debentures. The Investor owns and holds, beneficially and of record, the entire right, title, and interest in and to the Bridge Debentures set forth on the signature page hereto free and clear of all rights and Liens (as defined below). The Investor has full power and authority to transfer and dispose of the Bridge Debentures to the Company free and clear of any right or Lien. Other than the transactions contemplated by this Agreement, there is no outstanding vote, plan, pending proposal, or other right, of any Person to acquire all or any part of the Bridge Debentures. As used herein, “Liens” shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future.

4.8 Offer Exempt from Registration. The Holder acknowledges that the offer, sale, issuance and delivery of the Shares to the Holder is intended to be exempt from registration under the Securities Act, by virtue of Section 3(a)(9) thereof and the Holder understands that the Shares may be sold or transferred only in compliance with all federal and applicable state securities laws.

4.9 No Commission Paid. Neither the Holder nor any of its Affiliates nor any person acting on behalf of or for the benefit of any of the foregoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) of the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder) for soliciting the Exchange.

5. Additional Covenants.

5.1 Disclosure. The Company shall, on or before 9:30 a.m., New York City time, on the first business day after the date of this Agreement, issue a Current Report on Form 8-K (collectively, the “8-K Filing”) disclosing all material terms of the transactions contemplated hereby. From and after the issuance of the 8-K Filing, the Investor shall not be in possession of any material, nonpublic information received from the Company or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause its officers, directors, employees and agents, not to, provide the Investor with any material, nonpublic information regarding the Company from and after the filing of the 8-K Filing without the express written consent of the Investor. The Company shall not disclose the name of the Investor in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Investor or any of its affiliates, on the other hand, shall terminate.

5.2 Listing. The Company shall use its best efforts to maintain the listing or designation for quotation (as applicable) of all of the shares of Common Stock underlying the Debentures and Warrants upon each national securities exchange and automated quotation system on which the Common Stock is currently listed or designated while such securities are outstanding. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5.2.

5.3 Tacking. Subject to the truth and accuracy of the Investor’s representations set forth in Section 4 of this Agreement, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Exchange Securities issued in Exchange for the Bridge Debentures will tack back to the original issue dates of each such Bridge Debentures pursuant to Rule 144 and the Company agrees not to take a position to the contrary.

5.4 Most Favored Nation Provision. From the date hereof until the date when the Investor no longer hold any Debentures, in the event the Company undertakes, or enters into any agreement to undertake, a “Subsequent Financing” (as defined in the Purchase Agreement”), the Investor may elect, in its sole discretion, to exchange all or some of the Debentures (but not including the Warrants issued hereunder) then held by the Investor for any securities or units (including Common Stock purchase warrants, if any) issued in such Subsequent Financing on a $0.80 principal amount of Debenture for $1.00 new subscription amount basis based on the outstanding principal amount of such Debentures, along with any accrued but unpaid interest, liquidated damages and other amounts owing thereon. By way of example, if the Investor’s principal amount of Debentures is $530,000, then the Purchaser shall have the right to surrender the $530,000 principal amount of Debenture in lieu of cash consideration in the subsequent offering of $662,500.

5.5 Survival of Covenants. Sections 4.1, 4.3, 4.5, 4.6, 4.8, 4.10, 4.11, 4.12 (subject to the limitations set forth in that certain Securities Purchase Agreement dated as of the date hereof with the Company, the Investor and certain other investors signatory thereto, 4.13(b) and 4.15 of the Purchase Agreement shall survive and be incorporated by reference into this Agreement and Debentures, Warrants and the shares underlying the Debentures and Warrants issuable hereunder shall for all such purposes be deemed “Debentures”, “Warrants”, “Securities”, “Conversion Shares”, “Warrant Shares” and “Underlying Shares” as applicable and as used under such Securities Purchase Agreement as if the Debentures and Warrants were issued pursuant to such agreement.

5.6 Blue Sky. The Company shall make all filings and reports relating to the Exchange required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

5.7 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

6. Miscellaneous.

6.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.2 Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

6.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.4 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail; or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and email addresses for such communications shall be:

If to the Company:

Rennova Health, Inc.
400 South Australian Avenue, 8th Floor
West Palm Beach, Florida 33401
Attention: Chief Executive Officer
Telephone: (561) 855-1626
Facsimile: (561) 282-3417
E-mail: slagan@rennovahealth.com

With a copy to:

Shutts & Bowen LLP
200 South Biscayne Boulevard, Suite 4100
Miami, FL 33131
Telephone: (305) 379-9141
Facsimile: (305) 347-7767
Email: TCookson@shutts.com

If to the Investor, to its address, facsimile number and email address set forth on its signature page hereto,

or to such other address, facsimile number and/or email address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or email containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

6.5 Finder’s Fees. Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction.

6.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon Investor and the Company, provided that no such amendment shall be binding on a holder that does not consent thereto to the extent such amendment treats such party differently than any party that does consent thereto.

6.7 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.8 Entire Agreement. This Agreement represents the entire agreement and understanding between the parties concerning the Exchange and the other matters described herein and therein and supersedes and replaces any and all prior agreements and understandings solely with respect to the subject matter hereof and thereof.

6.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.10 Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “including” has the inclusive meaning frequently identified with the phrase “but not limited to” and (d) references to “hereunder” or “herein” relate to this Agreement.

6.11 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.12 Survival. The representations, warranties and covenants of the Company and the Holder contained herein shall survive the Closing and delivery of the Securities.

6.13 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

6.14 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[SIGNATURES ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

THE COMPANY

RENNOVA HEALTH, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

INVESTOR

Name of Investor: ________________________________________________________

Signature of Authorized Signatory of Investor: __________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Email Address of Authorized Signatory: _____________________________________________

Facsimile Number of Authorized Signatory: __________________________________________

Address for Notice to Investor:

Address for Delivery of Securities to Investor (if not same as address for notice):

Bridge Debentures Surrendered: $_____________

Debenture (1.25 x principal amount of June II Debenture):___________

Debenture (1.25 x principal amount of June I Debenture):___________

Debenture (1.25 x principal amount of July Debenture):___________

Series A Warrant Shares: _________________

Series B Warrant Shares: _________________

Series C Warrant Shares: __________________

[SIGNATURE PAGES CONTINUE]